Exhibit 3(a)

	CERTIFICATE OF INCORPORATION

	OF

	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


	THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

	FIRST: The name of the corporation is Electronic Retailing Systems International, Inc. (the "Corporation").

	SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, 19901 and the name of the Corporation's registered agent at such address is The Prentice
Hall Corporation System, Inc.

	THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

	FOURTH:	the total number of shares of capital stock which
the Corporation shall have authority to issue is 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), and 25,000,000 shares of common stock, $.01 par value per share ("Common Stock"). The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock shall be as follows:

		1. (a) The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance the Board of Directors of the Corporation is expressly authorized to fix:

		(i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased
(but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

		(ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, shall be cumulative and the relationship which such dividends shall bear to dividends payable on any other series;

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		(iii) whether or not the shares of such series shall be
subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

		(iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

		(v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

		(vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

		(vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

		(viii) the consideration to be received by the Corporation for the shares of such series.

	(b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

	(c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

	(d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President and its corporate seal shall be affixed thereto and

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attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

	2. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to such series, before any dividends shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any junior stock, payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50) days preceding the dividend payment date, fixed for the purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

	3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, the Corporation, at the option of the Board of Directors (or in accordance with the requirements of any sinking fund for any one or more series of Preferred Stock established by the Board of Directors), may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate together in each case with all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

	4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation or of any junior stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, plus, in respect of each such share, all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but

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computed without interest. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

	5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

	6. For purposes of this Article FOURTH, the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to dividends or preference on dissolution, liquidation or winding up of the Corporation.

	FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

	SIXTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

	SEVENTH:	No person who is or was at any time a director of
the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General
Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.


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	EIGHTH: In furtherance and not in limitation of the general
powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

	NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths ln value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

	TENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the state of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

	ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

	TWELFTH: The name and address of the incorporator is Howard Kailes, c/o Krugman, Chapnick & Grimshaw, Park 80 West - Plaza
Two, Saddle Brook, New Jersey 07662.


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	IN WITNESS WHEREOF, the undersigned, being the incorporator
hereinabove named, does hereby execute this Certificate of Incorporation this 12th day of February 1993.


						s/Howard Kailes
						-------------------------------
						Howard Kailes
						Incorporator


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	CERTIFICATE OF AMENDMENT

	OF

	CERTIFICATE OF INCORPORATION

	OF

	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation
Law of the State of Delaware (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") does hereby certify as follows:
	FIRST: The Certificate of Incorporation is hereby amended by deleting the first sentence of the first paragraph of Article
FOURTH in its present form and substituting therefor a new sentence in the following form:
		"FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), and 35,000,000 shares of common stock, $.01 par value per share
("Common Stock")."

	SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of
Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted resolutions setting forth such amendment and declaring its advisability at a meeting of the Board of Directors of the Corporation duly called and held on September 26, 1996 in conformity with the By-laws of the Corporation, and

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(b) the stockholders of the Corporation having duly adopted such amendment by the affirmative vote of the holders of the majority of the outstanding stock entitled to vote thereon on January 13, 1997, taken at the Corporation's annual meeting of stockholders duly called and held upon notice in accordance with Section 222 of the GCL.
	IN WITNESS WHEREOF, ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC. has caused this certificate to be signed and attested by duly authorized officers as of the 13th day of January, 1997.

					ELECTRONIC RETAILING SYSTEMS
					   INTERNATIONAL, INC.


					By   s/Bruce F. Failing, Jr.
					   --------------------------
	  					Bruce F. Failing, Jr.
					  	President

ATTEST:


s/Howard Kailes
-----------------------
Howard Kailes
Assistant Secretary

CERTIFICATE OF DESIGNATION

	OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

	OF

	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


	Pursuant to Section 151 of the
	General Corporation Law of the State of Delaware


	We, Bruce F. Failing, Jr., Vice Chairman of the Board and Chief Executive Officer, and Norton Garfinkle, Secretary of Electronic Retailing Systems International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

	That pursuant to the authority conferred upon the Board of Directors by Paragraph Fourth of the Certificate of Incorporation of said Corporation and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors effective May 18, 2000, adopted the following resolution designating a series of its Preferred Stock, $1.00 par value, as Series A-1 Convertible Preferred Stock:

		RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Paragraph Fourth of its Certificate of Incorporation, a series of Preferred
Stock, $1.00 par value ("Preferred Stock"), of this Corporation, be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and other special rights, qualifications, limitations and restrictions thereof are as follows:

(A) Designation and Amount. An aggregate of
40,000 shares of Preferred Stock, $1.00 par value, of the Corporation are hereby constituted as a series designated as "Series A-1 Convertible Preferred Stock
(the "Series A-1 Convertible Preferred
Stock"). Subject to the provisions of
Section (F) hereinafter contained, such
number of shares may be increased or
decreased by resolution of the Board of
Directors; provided, that no decrease shall reduce the number of shares of Series A-1
Convertible Preferred Stock to a number
less than the number of shares then
outstanding.

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(B)    Liquidation, Dissolution or Winding Up.

	(i) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Stock (as hereinafter defined) unless, prior thereto, the holders of shares of Series A-1 Convertible
Preferred Stock shall have received $100 per share (the "Liquidation Preference per Share"). After such payments to holders of Series A-1 Convertible Preferred Stock, the holders thereof, as such, shall not have any right to participate in any further distribution of or payment out of the assets of the Corporation.

	(ii) If upon any voluntary or
involuntary liquidation, dissolution or
winding up of the Corporation, the assets available for distribution to holders of shares of Series A-1 Convertible Preferred
Stock shall be insufficient to pay such
holders the full preferential amount to
which they are entitled, then such assets shall be distributed ratably among the shares of Series A-1 Convertible Preferred
Stock in accordance with the respective
preferential amount payable with respect thereto.

	(C) Conversion.

      (i) Mandatory Conversion. All shares of
Series A-1 Convertible Preferred Stock shall be converted (such conversion, herein referred to as a "Mandatory Conversion") immediately upon the consummation of the Equity Investment (as hereinafter defined), in each case into fully-paid and nonassessable Conversion Securities
(as hereinafter defined). The number of
Conversion Securities deliverable upon
conversion of a share of Series A-1 Convertible
Preferred Stock shall be calculated as the quotient obtained by dividing the Liquidation
Preference per Share by the Subscription Price
(as hereinafter defined). Notwithstanding the foregoing provisions of this paragraph (i), if any holder on the Issuance Date (as hereinafter defined) of Series A-1 Convertible Preferred
Stock at the time of conversion holds any Disqualified Shares (as hereinafter defined) and, at least 20 days prior to consummation by

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the Corporation of the Equity Investment, such
holder shall give written notice to the
Corporation thereof, specifying in such notice the number of shares of Series A-1 Convertible
Preferred Stock held thereby and constituting
Disqualifying Shares, then such Disqualified
Shares shall not be subject to Mandatory
Conversion; provided, however, that, in the event the number of Disqualified Shares covered by all notices delivered as aforesaid exceeds 5% of the issued and outstanding shares of Series
A-1 Convertible Preferred Stock, then the foregoing exemption from Mandatory Conversion shall apply solely to a number of Disqualified
Shares covered by each such notice determined by multiplying the Disqualified Shares covered by such notice by a fraction, the numerator of which shall be a number of shares equivalent to 5% of the issued and outstanding shares of Series A-1 Convertible Preferred Stock and the denominator of which shall be the aggregate number of Disqualified Shares covered by all such notices.

	(ii) Conversion Procedure. The Mandatory
Conversion of the Series A-1 Convertible
Preferred Stock shall be immediately effective and shall be deemed to be made as of the date of consummation of the Equity Investment. On or prior to such date, each holder of Series A-1
Convertible Preferred Stock (other than shares exempt from the Mandatory Conversion) shall surrender to the Corporation, at the principal executive offices of the Corporation at 488 Main
Avenue, Norwalk, Connecticut 06851 (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of record of Series A-1
Convertible Preferred Stock), the certificate for such Series A-1 Convertible Preferred Stock converted pursuant to the Mandatory Conversion, accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Conversion Securities to be issued, in each case subject to the provisions of applicable law. Upon a Mandatory Conversion, each certificate representing the Series A-1
Convertible Preferred Stock shall represent the number of Conversion Securities issuable upon conversion of such certificate. As soon as practicable after the receipt of the certificate or certificates for the shares of Series A-1

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Convertible Preferred Stock to be converted, the
Corporation shall issue and shall deliver at said offices to the holder a certificate or certificates for the number of full Conversion
Securities issuable upon the conversion of such share or shares of Series A-1 Convertible
Preferred Stock, and provision shall be made for any fraction of a security as provided in Paragraph (iii) hereof. At the time of consummation of the Equity Investment, the rights of the holder of such share or shares of Series A-1 Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for Conversion Securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Securities represented thereby. If any holder of Series A-1 Convertible Preferred
Stock not exempt from a Mandatory Conversion shall fail to surrender his shares as provided herein, the Corporation shall have the right to cancel such shares upon its books, and any such shares shall for all purposes be considered to have been converted as provided herein.

	(iii) Adjustment for Fractional Shares. No fractional Conversion Securities shall be issued upon conversion of Series A-1 Convertible
Preferred Stock. Instead of any fractional
Conversion Securities which would otherwise be issuable upon conversion, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Subscription Price.

	(iv) Certain Definitions. For purposes
hereof:

    (a)   "Conversion Securities" shall
mean Equity Securities of the Corporation and/or any of its Subsidiaries of the same class, and having the same terms, preferences, rights and limitations, as the Equity Securities issued and sold by the Corporation and/or any of its Subsidiaries in the Equity Investment (and shall be deemed to refer to units of Equity
Securities of the Corporation and/or any of its Subsidiaries of the same classes, and having the same respective terms, preferences, rights and limitations, as the Equity Securities issued and sold as units

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by the Corporation and/or any of its
Subsidiaries in the Equity Investment, in the event the Equity Investment consists of units of Equity Securities; and, further, in the event the Equity Investment consists of more than one transaction [as determined in good faith by the Board of Directors of the Corporation], shall be deemed to refer to units of Equity Securities of the Corporation and/or its Subsidiaries of the same classes, and having the same respective terms, preferences, rights and limitations as the Equity Securities issued and sold in all such transactions, such Equity Securities to be included in such units in the same proportion as the aggregate consideration therefor in the
Equity Investment [calculated as described under clause (g) below] bears to the aggregate consideration for Equity
Securities in all transactions included in the Equity Investment calculated).

    (b)   "Disqualified Shares" shall mean
shares of Series A-1 Convertible, Preferred
Stock which, if converted in a Mandatory
Conversion, would result in a violation by the holder of any laws, rules, regulations or policies of supervising regulatory authorities applicable to such holder, or of any provision of such holder's certificate or articles of incorporation, by-laws or similar governing provisions applicable generally to ownership of Equity
Securities by such holder.

   (c)  "Equity Investment" shall mean any
transaction or transactions, whether or not related, which have resulted in the receipt by the Corporation or any of its Subsidiaries after the Issuance Date of at least $20 million, in cash, within any consecutive twelve-month period, from the investment by new or existing investors in Equity Securities of the Corporation or any of its Subsidiaries, excluding the effect of issuances of any Equity Securities under any Employee Benefit Plan (as defined under
Rule 405 [or any successor rule]
promulgated by the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended).

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    (d)     "Equity Securities" shall have
the meaning set forth under Rule 405 (or any successor rule) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     (e)	"Issuance Date" shall mean
July 6, 2000.

     (f)     "NewCheck" shall mean NewCheck
Corporation, a Delaware corporation d/b/a
Productivity Solutions, Inc., or any
successor thereto.

     (g) "Subscription Price" shall mean
the consideration per share or unit of
Equity Securities, as the case may be,
payable by investors generally in the
Equity Investment (and, in the event the Equity Investment consists of more than one transaction [as determined in good faith by the Board of Directors of the Corporation], shall mean the aggregate of the consideration per share or unit of Equity
Securities therein, in each case
appropriately weighted by the Board of
Directors of the Corporation acting in good faith to reflect the extent to which such Equity Securities are included in the Conversion Securities as described under clause (a) above); provided, however, that:
(x) in case any such Equity Securities (or units, as the case may be) shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Corporation and/or any of its Subsidiaries therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation and/or any of its Subsidiaries in connection therewith; and (y) in case any such Equity Securities (or units, as the case may be) shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation and/or any of its Subsidiaries shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation and/or any of its Subsidiaries in connection therewith.

				         (h)	"Subsidiary" shall mean any
corporation, association, partnership,
limited liability company, or other
business entity of which more than 50% of the total voting power of its voting stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Corporation, (ii) the Corporation and one or more Subsidiaries of the Corporation or (iii) one or more Subsidiaries of the Corporation, excluding, in each case, dormant entities; and provided, however, that in no event shall NewCheck (or any entity owned or controlled by NewCheck) be deemed a Subsidiary of the Corporation or of any Subsidiary of the Corporation.

(v)     Notice of Certain Actions. In case
at any time:

(a) the Corporation shall consummate
the Equity Investment; or

(b) there shall be voluntary or
involuntary dissolution, liquidation
or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice to each holder of record of Series A-1 Convertible
Preferred Stock, of the date on which such event shall take place. Such written notice shall be given at least 40 days prior to the action in question and not less than 40 days prior to the record date or the date on which the Corporation's transfer books are closed in respect of any exchange or conversion of shares, as the case may be, in connection herewith. Copies of each such notice shall be delivered to such additional persons or addressees as shall have been directed by the record holder to the Corporation prior to the due date of delivery of such notice.

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			     (vi) Taxes. The issuance of Conversion
Securities upon the conversion of Series A-1
Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holders of record of Series A-1 Convertible Preferred Stock, respectively.

			      (vii)  Closing of Books. The
Corporation will at no time close its
transfer books against the transfer of any Conversion Securities issued or issuable upon the conversion of any shares of Series A-1
Convertible Preferred Stock in any manner which interferes with the timely conversion of Series A-1 Convertible Preferred Stock.

(D) Contingent Redemption or Conversion.

	     (i)   Mandatory Redemption. In the event any
Disqualified Shares are exempt from Mandatory
Conversion, all such exempt shares (the "Redeemable
Shares") shall, at the option of the holder exercised as hereinafter set forth, and out of funds legally available for that purpose, be redeemed (the
"Mandatory Redemption") by the Corporation on the date of consummation of an Equity Investment, at a redemption price per share equal to the Liquidation
Preference Per Share, payable on the dates hereafter set forth (each a "Payment Date"). All amounts due in respect of the redemption of a Redeemable Share shall be paid in twelve equal quarterly installments commencing on the date of consummation of an Equity
Investment and thereafter on the first day of each calendar quarter out of funds legally available for that purpose, as determined by the Board of Directors of the Corporation in its sole discretion;
provided, however, that, if on any such Payment Date the Corporation shall not have funds legally available for that purpose, determined as aforesaid, the installment otherwise then due shall not be payable as aforesaid and shall cumulate and be payable at the next such Payment Date at which funds are legally available for that purpose, determined as aforesaid. Amounts cumulated as aforesaid shall not bear interest. The aggregate of amounts paid under this Section (D) on any Payment Date, if in an amount less than the total amount of payments due except for the proviso contained in the immediately preceding sentence shall be allocated pro rata on a dollar-for-dollar basis among all payments due except for such proviso.

	   (ii)  Redemption Procedure. In the event any
holder of Redeemable Shares elects to have such shares redeemed by the Corporation, at least 20 days prior to consummation by the Corporation of the Equity Investment such holder shall give written notice to the Corporation stating that it elects to have all Redeemable Shares held by it redeemed in accordance with the terms hereof. In the event such notice is delivered to the Corporation, the Mandatory Redemption of the Redeemable Shares shall be immediately effective and shall be deemed to be made as of the date of consummation of the Equity
Investment. On or prior to such date, each holder of Redeemable Shares subject to Mandatory Redemption shall surrender to the Corporation, at its principal executive offices as aforesaid (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of record of the Redeemable Shares), the certificate for such Redeemable Shares. At the time of consummation of the Equity Investment, the rights of the holder of all Redeemable Shares subject to Mandatory Redemption shall cease (except only the right of the holder subsequently to receive the amounts due in redemption thereof at the times herein specified) and such shares shall no longer be deemed outstanding. If any holder of Redeemable
Shares subject to Mandatory Redemption shall fail to surrender his shares as provided herein, the Corporation shall have the right to cancel such shares upon its books, and any such shares shall for all purposes be considered to have been redeemed as provided herein. Any and all Redeemable Shares not subject to Mandatory Redemption shall remain outstanding, entitled to the preferences, rights and limitations of the Series A-1 Convertible Preferred
Stock hereunder (it being acknowledged that, subsequent to the consummation of the Equity
Investment, no further rights shall accrue thereto under Sections C or D hereunder, except for the rights under Section D hereinafter set forth).

	    	(iii) Option to Convert. For a period of three years subsequent to the date of consummation of the Equity Investment (the "Option Period"), each holder of Redeemable Shares not subject to Mandatory
Redemption (the "Option Shares") shall have the right, exercisable as hereinafter set forth, to convert such shares into fully-paid and non-assessable Conversion Securities, each such Option
Share convertible into a number of Conversion
Securities calculated as the quotient obtained by dividing the Liquidation Preference per Share by the Subscription Price then applicable (all on the same basis as conversion of the Series A-1 Convertible
Preferred Stock into Conversion Securities upon consummation of the Equity Investment as set forth under Section (C), except as otherwise set forth under this Section (D)). Furthermore, if, during the Option Period, any holder of Options Shares assigns, transfers or conveys any such share or shares, such share or shares shall be converted into fully-paid and non-assessable Conversion Shares on the same basis as aforesaid.

(iv) Option Exercise Procedure. (a) In the event any holder of Option Shares elects to convert such shares into Conversion
Securities as aforesaid, such holder shall, prior to the third anniversary of the consummation of the Equity Investment, give written notice to the Corporation stating that it elects to have all Option Shares held by it converted in accordance with the terms hereof, such notice accompanied by surrender to the Corporation, at the principal executive offices of the
Corporation at 488 Main Avenue, Norwalk,
Connecticut 06851 (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of record of the Option Shares), the certificate for such Option Shares, accompanied by a written specification of the name or names in which such holder wishes the certificate or certificates for shares of Conversion
Securities to be issued, in each case
subject to the provisions of applicable
law. As soon as is practicable after
receipt of such notice and the surrender of the certificate of certificates for the Option Shares, the Corporation shall issue and deliver at said offices to the holder a certificate or certificates for the number of full Conversion Securities issuable upon the conversion of the Option Shares, and provision shall be made for any fraction of a security in the same manner as provided under Section (C)(ii) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Corporation, and at such time the rights of the holder of such Option Shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion
Securities shall be issuable upon such
conversion shall be deemed to have become the holder or holders of record of the Conversion Securities re presented thereby.

(b) The conversion of Option Shares upon assignment, transfer or conveyance thereof during the Option Period shall be effective and shall be deemed made upon surrender to the Corporation, in the manner aforesaid, of the certificate for such Option Shares, accompanied by appropriate instruments of conveyance acceptable to the Corporation, in each case subject to the provisions of applicable law. As soon as is practicable after receipt of such certificate, accompanied by such instruments, the Corporation shall issue and deliver to the transferee at its offices as aforesaid a certificate or certificates for the number of full
Conversion Securities issuable upon the conversion of such Option Shares, and provision shall be made for any fraction of a security in the manner aforesaid. At such time the rights of the holder of such Option Shares shall cease and the transferee shall be deemed to have become the holder or holders of record of the Conversion Securities represented thereby.

		        (v)    Certain Protective Provisions.

    (a)	In case, during the Option Period, the
Corporation shall at any time subdivide the outstanding Conversion Securities into a greater number of securities, the Subscription Price in effect immediately prior to such subdivision shall be appropriately reduced as determined in good faith by the Board of Directors of the Corporation, and conversely, in case the outstanding Conversion
Securities shall be combined into a smaller number of securities, the Subscription Price in effect immediately prior to such combination shall be appropriately increased as determined in good faith by the Board of Directors of the Corporation. In case the Corporation shall declare a dividend or make any other distribution upon any Conversion
Securities payable in Conversion Securities, any

Conversion Securities issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in this paragraph (a).

   (b)	If any consolidation or merger of the
Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected during the Option
Period, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization, or reclassification, appropriate provision shall be made, as determined in good faith by the Board of Directors of the Corporation, whereby each holder of record of the Option Shares shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Securities immediately theretofore purchasable and receivable upon the conversion of the Option Shares, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding Conversion Securities equal to the number of Conversion Securities immediately theretofore purchasable and receivable by such holder had such consolidation, merger, sale, reorganization, or reclassification not taken place.

     (c)	If any other event occurs as to which in
the judgment of the Board of Directors of the Corporation, in good faith, the other provisions of this sub-section (v) are not strictly applicable but the lack of any adjustment would not in the opinion of the Board of Directors of the Corporation fairly reflect the conversion rights of the holders of the Option Shares in accordance with the basic intent and principles of the provisions of this sub-section
(v), then the Corporation shall make such adjustments therein, as determined in good faith by the Board of Directors of the Corporation, in order to preserve, consistent with this sub-section (v), the conversion rights of the holders of the Option
Shares.

(E)  Reacquired Shares. Any shares of the Series A-1
Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued as shares of Preferred

Stock and may be reissued as Series A-1
Convertible Preferred Stock or as part of a new series of Preferred Stock subject to the conditions and restrictions of issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

(F) Certain Conditions. Notwithstanding any other provision of Section (C) or of Section (D) hereof, conversion, redemption or transfer of the Series A-1 Convertible Preferred Stock shall be subject to the requirements that: (x) if at any time the Board of Directors of the Corporation shall determine that the registration, listing or qualification of the Series A Convertible Preferred Stock, the
Conversion Securities, or any payment in lieu thereof, upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the acquisition of Conversion
Securities upon conversion or any payment in lieu of conversion, or any transfer of the foregoing securities, no such conversion, payment or transfer may be effected unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation;
and (y) as a condition of, or in connection with, the acquisition of Conversion Securities upon conversion or transfer, each holder of Series A-1 Convertible Preferred Stock shall agree in writing reasonably satisfactory to the Corporation (and shall be deemed to have so agreed in the event of acceptance of any Conversion Securities) to the terms, preferences, rights and limitations of the Conversion Securities in comparable manner as investors generally in the Equity Investment.
The Corporation may require that any person acquiring any Series A-1 Convertible Preferred
Stock, or any Convertible Securities or any payment in lieu thereof, shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(G)    Junior Stock. For purposes hereof, the term
"junior stock" shall mean the common stock, $.01 par value (the "Common Stock"), of the

Corporation and any other class of stock of the Corporation hereinafter authorized which shall rank junior to the Series A-1 Convertible
Preferred Stock as to all preference on
dissolution, liquidation or winding up of the Corporation.

(H) No Pre-Emption; Protective Rights. Except as herein provided in the event of a Mandatory
Conversion, no right to subscribe for or to take any stock of any class or any securities convertible to any stock, at any time issued by the Corporation, shall vest in or accrue to any holder of shares of Series A-1 Convertible
Preferred Stock with respect to any shares which he holds. The holders of shares of Series A-1
Convertible, Preferred Stock shall not be entitled to dividends thereon. Except as set forth in this Section (H) or as otherwise required by law, the holders of shares of Series
A-1 Convertible, Preferred Stock shall have no voting rights. The Certificate of Incorporation of this Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A-1 Convertible Preferred Stock so as to affect them adversely, nor shall the Corporation create or authorize the creation of any additional class or series of stock senior to or ranking pari passu with the Series A-1
Convertible Preferred Stock as to the
distribution of assets on the liquidation, dissolution or winding-up of the Corporation or increase the authorized amount of the Series A-1
Convertible Preferred Stock, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A-1
Convertible Preferred Stock, voting together as a single series.

	This resolution was duly adopted by the Board of Directors of this Corporation at a meeting thereof duly called and held on May
18, 2000, at which a quorum was present and acting throughout.

	IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunder affixed and this Certificate of Designation to be signed by Bruce F. Failing, Jr., its Vice Chairman of the Board and Chief Executive Officer and attested to, by Norton
Garfinkle, its Secretary, on the 6th day of July, 2000.


						ELECTRONIC RETAILING SYSTEMS
						   INTERNATIONAL, INC.



						By s/Bruce F. Failing
					     -------------------------------
					 		Bruce F. Failing, Jr.
					 	 	Vice Chairman of the Board and
							    Chief Executive Officer

Attest:


s/Norton Garfinkle
----------------------
Norton Garfinkle
Secretary






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